EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-150333, effective April 18, 2008) of Bioheart, Inc. and subsidiaries of our report dated April 7, 2009 relating to the consolidated financial statements which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

March 31, 2010